Exhibit 99.1
Company Contact:	Bruce Thomas Vice President, Investor Relations Quiksilver, Inc. +1 (714) 889-4425
Quiksilver, Inc. Reports Fiscal 2009 Third Quarter Financial Results
— Income from Continuing Operations of $0.03 per share
— European Refinancing Expected to Close as Planned by the End of September
Huntington Beach, California, September 3, 2009—Quiksilver, Inc. (NYSE:ZQK) today announced operating results for the third quarter ended July 31, 2009. Consolidated net revenues from continuing operations for the third quarter of fiscal 2009 decreased to $501.4 million, from $564.9 million in the third quarter of fiscal 2008. Adjusting for changes in foreign currency as compared to the U.S. dollar, this represented a decline of 5% in constant currency. Consolidated pro-forma income from continuing operations for the third quarter of fiscal 2009 was $3.7 million, or $0.03 per share, compared to $33.1 million, or $0.25 per share, for the third quarter of fiscal 2008. The pro-forma income from continuing operations for the three months ended July 31, 2009 excludes severance and facility related restructuring charges of $7.3 million net of tax and an offsetting tax adjustment of comparable amount. Including these items, income from continuing operations was $3.4 million or $0.03 per share. A reconciliation of GAAP results to pro-forma results is included in the accompanying tables. Net revenues and income from continuing operations for all periods exclude the results of our Rossignol wintersports business, which was sold in the first quarter of fiscal 2009 and is reported as discontinued operations.
Net revenues in the Americas segment decreased 6% during the third quarter of fiscal 2009 to $256.8 million from $271.9 million in the third quarter of fiscal 2008. In constant currency, European segment net revenues decreased 8% compared to the prior year. As reported in the financial statements, European segment net revenues decreased 19% during the third quarter of fiscal 2009 to $189.0 million from $232.0 million in the third quarter of fiscal 2008. In constant currency, Asia/Pacific segment net revenues increased 12% compared to the prior year. As reported in the financial statements, Asia/Pacific segment net revenues decreased 8% to $55.1 million in the third quarter of fiscal 2009 from $59.6 million in the third quarter of fiscal 2008. Please refer to the accompanying tables in order to better understand the impact of foreign currency on revenue trends in our Europe and Asia/Pacific segments.
Consolidated inventories decreased 7% to $334.2 million at July 31, 2009 from $358.6 million at July 31, 2008. Consolidated trade accounts receivable decreased 14% to $424.2 million at July 31, 2009 from $491.4 million at July 31, 2008.
Robert B. McKnight, Jr., Chairman of the Board, Chief Executive Officer and President of Quiksilver, Inc., commented, “The fiscal third quarter was a very important period for our company as we delivered on the financial expectations we set a quarter ago and secured our global refinancing plan. In doing so, we have returned our focus to the continuing development of our core businesses. The retail environment remains very challenging and we will continue to adapt our cost structure to this trend as we go forward.”
Addressing its outlook for continuing operations, the Company stated that based on current trends, fourth quarter revenues are expected to be down in the mid-teens on a percentage basis compared to the same quarter a year ago and that it expects to incur a loss per share on a diluted basis in the mid-single-digit range. The company indicated that longer term visibility into revenues and earnings remains limited due to global economic conditions.
The Company also provided an update on the commitment it had reached to consolidate its European debt obligations, including previously uncommitted lines of credit, into a new committed

Quiksilver, Inc. 2009 Third Quarter Results
September 3, 2009

4-year facility. The new financing with the Company’s European banking partners remains on track with the time table expressed by Quiksilver at the time the transaction was first announced and is expected to close before the end of September. Quiksilver previously announced that two separate transactions had closed and funded at the end of July. In the first transaction, Rhône, an international private equity firm with offices in New York, London and Paris, funded a 5-year senior secured term loan of approximately $150 million. In the second transaction, Bank of America and GE Capital, as joint lead arrangers, funded a new 3-year $200 million asset-based credit facility for Quiksilver’s Americas business.
With its new funding in place, the Company had approximately $147 million of availability under its credit lines and approximately $117 million of unrestricted cash at the end of the third quarter.
About Quiksilver:
Quiksilver, Inc. (NYSE:ZQK) is the world’s leading outdoor sports lifestyle company, which designs, produces and distributes a diversified mix of branded apparel, footwear, accessories and related products. The Company’s apparel and footwear brands represent a casual lifestyle for young-minded people that connect with its boardriding culture and heritage.
The reputation of Quiksilver’s brands is based on different outdoor sports. The Company’s Quiksilver, Roxy, DC and Hawk brands are synonymous with the heritage and culture of surfing, skateboarding and snowboarding, and its beach and water oriented swimwear brands include Raisins, Radio Fiji and Leilani.
The Company’s products are sold in over 90 countries in a wide range of distribution, including surf shops, skate shops, snow shops, its proprietary Boardriders Club shops and other company-owned retail stores, other specialty stores and select department stores. Quiksilver’s corporate and Americas’ headquarters are in Huntington Beach, California, while its European headquarters are in St. Jean de Luz, France, and its Asia/Pacific headquarters are in Torquay, Australia.
Forward looking statements:
This press release contains forward-looking statements including but not limited to statements regarding the Company’s revenue guidance, diluted earnings per share guidance, refinancing expectations and other future activities. These forward-looking statements are subject to risks and uncertainties and actual results may differ materially. Please refer to Quiksilver’s SEC filings for more information on the risk factors that could cause actual results to differ materially from expectations, specifically the sections titled “Risk Factors” and “Forward-Looking Statements” in Quiksilver’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
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NOTE: For further information about Quiksilver, Inc., you are invited to take a look at our world at www.quiksilver.com,
www.roxy.com, www.dcshoes.com, http:///www.hawkclothing.com.

Quiksilver, Inc. 2009 Third Quarter Results
September 3, 2009

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended July 31,
In thousands, except per share amounts	2009	2008

Revenues, net	$501,394	$564,876
Cost of goods sold	267,030	280,047

Gross profit	234,364	284,829

Selling, general and administrative expense	211,771	232,094

Operating income	22,593	52,735

Interest expense	15,347	11,801
Foreign currency loss (gain)	3,473	(1,231)
Minority interest and other (income) expense	(36)	415

Income before provision for income taxes	3,809	41,750

Provision for income taxes	396	8,677

Income from continuing operations	$3,413	$33,073
Loss from discontinued operations, net of tax	(2,067)	(30,219)

Net income	$1,346	$2,854

Income per share from continuing operations	$0.03	$0.26

Loss per share from discontinued operations	$(0.02)	$(0.24)

Net income per share	$0.01	$0.02

Income per share from continuing operations, assuming dilution	$0.03	$0.25

Loss per share from discontinued operations, assuming dilution	$(0.02)	$(0.23)

Net income per share, assuming dilution	$0.01	$0.02

Weighted average common shares outstanding	127,467	126,220

Weighted average common shares outstanding, assuming dilution	128,238	130,021

Quiksilver, Inc. 2009 Third Quarter Results
September 3, 2009

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Nine Months Ended July 31,
In thousands, except per share amounts	2009	2008

Revenues, net	$1,438,845	$1,657,737
Cost of goods sold	764,200	829,042

Gross profit	674,645	828,695

Selling, general and administrative expense	621,178	684,304
Asset impairment	—	350

Operating income	53,467	144,041

Interest expense	43,053	35,845
Foreign currency loss (gain)	6,829	(463)
Minority interest and other expense	584	18

Income before provision for income taxes	3,001	108,641

Provision for income taxes	60,505	29,273

(Loss) income from continuing operations	$(57,504)	$79,368
Loss from discontinued operations	(132,763)	(304,678)

Net loss	$(190,267)	$(225,310)

(Loss) income per share from continuing operations	$(0.45)	$0.63

Loss per share from discontinued operations	$(1.04)	$(2.43)

Net loss per share	$(1.49)	$(1.80)

(Loss) income per share from continuing operations, assuming dilution	$(0.45)	$0.61

Loss per share from discontinued operations, assuming dilution	$(1.04)	$(2.35)

Net loss per share, assuming dilution	$(1.49)	$(1.74)

Weighted average common shares outstanding	127,286	125,511

Weighted average common shares outstanding, assuming dilution	127,286	129,765

Quiksilver, Inc. 2009 Third Quarter Results
September 3, 2009

CONSOLIDATED BALANCE SHEETS (Unaudited)

	July 31,	July 31,
In thousands	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$116,830	$99,491
Restricted cash	50,054	—
Trade accounts receivable, less allowance for doubtful accounts of $43,386 (2009) and $27,458 (2008)	424,191	491,369
Other receivables	19,459	18,893
Inventories	334,233	358,646
Deferred income taxes — short term	101,807	100,777
Prepaid expenses and other current assets	39,874	29,221
Current assets held for sale	2,282	358,832

Total current assets	1,088,730	1,457,229
Fixed assets, net	237,069	258,920
Intangibles, net	142,954	146,862
Goodwill	321,451	417,486
Other assets	62,271	44,892
Deferred income taxes — long term	23,659	14,007

Total assets	$1,876,134	$2,339,396

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Lines of credit	$221,024	$274,685
Accounts payable	219,536	251,623
Accrued liabilities	107,025	129,803
Current portion of long-term debt	82,363	35,584
Income taxes payable	28,313	13,447
Liabilities related to assets held for sale	579	144,882

Total current liabilities	658,840	850,024

Long-term debt	733,622	744,127
Other long-term liabilities	43,069	37,164
Non-current liabilities of assets held for sale	—	7,736

Total liabilities	1,435,531	1,639,051
Stockholders’ equity:
Preferred stock	—	—
Common stock	1,312	1,306
Additional paid-in capital	366,852	331,269
Treasury stock	(6,778)	(6,778)
Retained earnings	152	191,374
Accumulated other comprehensive income	79,065	183,174

Total stockholders’ equity	440,603	700,345

Total liabilities & stockholders’ equity	$1,876,134	$2,339,396

Quiksilver, Inc. 2009 Third Quarter Results
September 3, 2009

Information related to operating segments is as follows (unaudited):

	Three Months Ended July 31,
In thousands	2009	2008

Revenues, net:
Americas	$256,778	$271,941
Europe	189,027	231,987
Asia/Pacific	55,090	59,634
Corporate operations	499	1,314

	$501,394	$564,876

Gross Profit:
Americas	$96,735	$112,552
Europe	108,720	138,439
Asia/Pacific	29,603	33,094
Corporate operations	(694)	744

	$234,364	$284,829

SG&A Expense:
Americas	$92,273	$89,361
Europe	83,732	97,502
Asia/Pacific	27,271	28,580
Corporate operations	8,495	16,651

	$211,771	$232,094

Operating Income (Loss):
Americas	$4,462	$23,191
Europe	24,988	40,937
Asia/Pacific	2,332	4,514
Corporate operations	(9,189)	(15,907)

	$22,593	$52,735

Quiksilver, Inc. 2009 Third Quarter Results
September 3, 2009

	Nine Months Ended July 31,
In thousands	2009	2008

Revenues, net:
Americas	$690,181	$754,491
Europe	581,223	716,770
Asia/Pacific	164,979	182,494
Corporate operations	2,462	3,982

	$1,438,845	$1,657,737

Gross Profit:
Americas	$257,296	$320,087
Europe	328,933	409,866
Asia/Pacific	89,142	96,519
Corporate operations	(726)	2,223

	$674,645	$828,695

SG&A Expense:
Americas	$273,300	$273,668
Europe	241,557	283,639
Asia/Pacific	80,504	88,661
Corporate operations	25,817	38,336

	$621,178	$684,304

Asset Impairment:
Americas	$—	$350
Europe	—	—
Asia/Pacific	—	—
Corporate operations	—	—

	$—	$350

Operating (Loss) Income:
Americas	$(16,004)	$46,069
Europe	87,376	126,227
Asia/Pacific	8,638	7,858
Corporate operations	(26,543)	(36,113)

	$53,467	$144,041

Quiksilver, Inc. 2009 Third Quarter Results
September 3, 2009

GAAP TO PRO-FORMA RECONCILIATION (UNAUDITED)

Three Months Ended
July 31, 2009

Income from continuing operations	$3,413
Restructuring charges, net of tax	7,333
Tax adjustment	(7,003)

Pro-forma income from continuing operations	$3,743

Pro-forma income per share from continuing operations	$0.03

Pro-forma income per share from continuing operations, assuming dilution	$0.03

Weighted average common shares outstanding	127,467

Weighted average common shares outstanding, assuming dilution	128,238

Nine Months Ended
July 31, 2009

Loss from continuing operations	$(57,504)
Restructuring charges, net of tax	15,105
First quarter effect of U.S. tax valuation allowance	50,778
Tax adjustment	(7,003)

Pro-forma income from continuing operations	$1,376

Pro-forma income per share from continuing operations	$0.01

Pro-forma income per share from continuing operations, assuming dilution	$0.01

Weighted average common shares outstanding	127,286

Weighted average common shares outstanding, assuming dilution	128,008

Quiksilver, Inc. 2009 Third Quarter Results
September 3, 2009

ADJUSTED EBITDA and PRO-FORMA ADJUSTED EBITDA RECONCILIATION

	Three Months Ended
	July 31,
	2009	2008

Income from continuing operations	$3,413	$33,073
Provision for income taxes	396	8,677
Interest expense	15,347	11,801
Depreciation and amortization	13,650	14,842
Non-cash stock-based compensation expense	3,047	3,320
Non-cash asset impairments	—	—

Adjusted EBITDA	$35,853	$71,713
Restructuring charges	8,190	—

Pro-forma Adjusted EBITDA	$44,043	$71,713

	Nine Months Ended
	July 31,
	2009	2008

(Loss) income from continuing operations	$(57,504)	$79,368
Provision for income taxes	60,505	29,273
Interest expense	43,053	35,845
Depreciation and amortization	40,388	42,935
Non-cash stock-based compensation expense	7,419	9,871
Non-cash asset impairments	—	350

Adjusted EBITDA	$93,861	$197,642
Restructuring charges	16,521	—

Pro-forma Adjusted EBITDA	$110,382	$197,642

Definition of Adjusted EBITDA:
Adjusted EBITDA is defined as income from continuing operations before (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) non-cash stock-based compensation expense and (v) asset impairments. Adjusted EBITDA is not defined under generally accepted accounting principles (“GAAP”), and it may not be comparable to similarly titled measures reported by other companies. We use Adjusted EBITDA, along with other GAAP measures, as a measure of profitability because Adjusted EBITDA helps us to compare our performance on a consistent basis by removing from our operating results the impact of our capital structure, the effect of operating in different tax jurisdictions, the impact of our asset base, which can differ depending on the book value of assets, the accounting methods used to compute depreciation and amortization, the existence or timing of asset impairments and the effect of non-cash stock-based compensation expense. We believe EBITDA is useful to investors as it is a widely used measure of performance and the adjustments we make to EBITDA provide further clarity on our profitability. We remove the effect of non-cash stock-based compensation from our earnings which can vary based on share price, share price volatility and expected life of the equity instruments we grant. In addition, this stock-based compensation expense does not result in cash payments by us. We remove the effect of asset impairments from Adjusted EBITDA for the same reason that we remove depreciation and amortization as it is part of the impact of our asset base. Adjusted EBITDA has limitations as a profitability measure in that it does not include the interest expense on our debts, our provisions for income taxes, the effect of our expenditures for capital assets and certain intangible assets, the effect of non-cash stock-based compensation expense and the effect of asset impairments.

Quiksilver, Inc. 2009 Third Quarter Results
September 3, 2009

SUPPLEMENTAL EXCHANGE RATE INFORMATION
(UNAUDITED)
In order to better understand growth rates in our foreign operating segments, we make reference to constant currency. Constant currency improves visibility into actual growth rates as it adjusts for the effect of changing foreign currency exchange rates from period to period. For income statement items, constant currency is calculated by taking the average foreign currency exchange rate used in translation for the current period and applying that same rate to the prior period. Our European segment is translated into constant currency using euros and our Asia/Pacific segment is translated into constant currency using Australian dollars, as these are the primary functional currencies of each reporting segment. A constant currency translation based upon each individual currency would yield a different result compared to using only euros and Australian dollars. The following table presents revenues by segment in both historical currency and constant currency for the three months ended July 31, 2008 and 2009:

	Americas	Europe	Asia/Pacific	Corporate	Total

Historical currency (as reported)
July 31, 2008	$271,941	$231,987	$59,634	$1,314	$564,876
July 31, 2009	256,778	189,027	55,090	499	501,394
Percentage decrease	(6%)	(19%)	(8%)		(11%)

Constant currency (current year exchange rates)
July 31, 2008	271,941	206,250	49,249	1,314	528,754
July 31, 2009	256,778	189,027	55,090	499	501,394
Percentage (decrease) increase	(6%)	(8%)	12%		(5%)